AMENDMENT NO. 1 TO BASE INDENTURE
AND
AMENDMENT NO. 1 TO SERIES 2013-VF1 INDENTURE SUPPLEMENT

Amendment No. 1 to the Base Indenture and Amendment No. 1 to the Indenture Supplement (this “Amendment”), dated as of October 9, 2013, among NATIONSTAR SERVICER ADVANCE RECEIVABLES TRUST 2013-BOFA, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), WELLS FARGO BANK, N.A., a national banking association, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary (the “Indenture Trustee”), NATIONSTAR MORTGAGE LLC, a limited liability company organized in the State of Delaware (“Nationstar”), as Administrator on behalf of the Issuer (in such capacity, the “Administrator”) and as Servicer under the Designated Servicing Agreements (in such capacity, the “Servicer”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), as Committed Purchaser (in such capacity, the “Committed Purchaser”) and as Derivative Counterparty (in such capacity, the “Derivative Counterparty”). Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Existing Base Indenture.

RECITALS

WHEREAS, the Issuer, Indenture Trustee, Servicer, Administrator and Administrative Agent are parties to (i) that certain Indenture, dated as of July 1, 2013 (the “Existing Base Indenture,” as amended by this Amendment, the “Base Indenture”) and (ii) that certain Indenture Supplement, dated as of July 1, 2013 (the “Existing Indenture Supplement,” as amended by this Amendment, the “Indenture Supplement”).

WHEREAS, the Issuer, Indenture Trustee, Servicer, Administrator, Administrative Agent, Committed Purchaser and Derivative Counterparty have agreed, subject to the terms and conditions of this Amendment, that the Existing Base Indenture be amended to reflect certain agreed upon revisions to the terms of the Existing Base Indenture.

WHEREAS, the Issuer, Indenture Trustee, Servicer, Administrator, Administrative Agent, Committed Purchaser and Derivative Counterparty have agreed, subject to the terms and conditions of this Amendment, that the Existing Indenture Supplement be amended to reflect certain agreed upon revisions to the terms of the Existing Indenture Supplement.

WHEREAS, pursuant to Section 12.2 of the Existing Base Indenture, the parties thereto may amend the Existing Base Indenture, with prior notice to each Note Rating Agency, with the consent of any applicable Derivative Counterparty and the Series Required Noteholders and upon delivery of an Issuer Tax Opinion, for the purpose of adding any provisions to the Existing Base Indenture.

WHEREAS, pursuant to Section 12.3 of the Existing Base Indenture, in executing or accepting the additional trusts created by an amendment of the Existing Base Indenture permitted by Article XII of the Existing Base Indenture or the modifications thereby the trusts created by the Existing Base Indenture, the Indenture Trustee will be entitled to receive, and (subject to Section 11.1 of the Existing Base Indenture) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by the Indenture and that all conditions precedent thereto have been satisfied.

WHEREAS, pursuant to Section 13(b) of the Existing Indenture Supplement, the parties thereto may amend or revise any term or provision of the Existing Indenture Supplement with the consent of 100% of the Series 2013-VF1 Variable Funding Notes and the Derivative Counterparty.

WHEREAS, as of the date hereof, there are no Note Rating Agencies.

WHEREAS, as of the date hereof, the Derivative Counterparty is the sole “Derivative Counterparty” for purpose of the Indenture.

WHEREAS, the Committed Purchaser is the sole holder of the Notes issued under the Existing Base Indenture.

WHEREAS, the Series 2013-VF1 Notes are the only outstanding Notes issued pursuant to the Existing Base Indenture.

NOW, THEREFORE, the Issuer, Indenture Trustee, Servicer, Administrator, Administrative Agent, Committed Purchaser and Derivative Counterparty hereby agree, in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, that the Existing Base Indenture and the Existing Indenture Supplement are hereby amended as follows:

SECTION 1.Amendments to Existing Base Indenture. Effective as of the Amendment Effective Date, the Existing Base Indenture is hereby amended as follows:

1.Section 1.1 of the Existing Base Indenture is hereby amended by adding the following new definitions thereto in correct alphabetical order:

Exempted Receivable: Any Non-FIFO Receivable or Non-SAF Receivable; provided, that after March 31, 2014, such Non-FIFO Receivable or Non-SAF Receivable, as applicable, shall no longer be an Exempted Receivable to the extent that the related Designated Servicing Agreement has not been amended previously such that the related Receivables are no longer Non-FIFO Receivables or Non-SAF Receivables, as applicable.

Non-FIFO Receivable: A Receivable attributable to a Designated Servicing Agreement that does not include an express provision to the effect that Advances are to be reimbursed on a “first-in first-out,” or “FIFO” basis.

Non-SAF Receivable: A Receivable attributable to a Designated Servicing Agreement that does not include an express provision permitting the Servicer to assign its rights to be reimbursed for Advances.

2.Section 1.1 of the Existing Base Indenture is hereby amended by amending the definition of “Facility Eligible Servicing Agreement” as follows (modified text bolded and underlined for review purposes):

(a)         deleting clause (ii)(C) of the definition of “Facility Eligible Servicing

Agreement” in its entirety and replacing it as follows:

(C)    except with respect to a Designated Servicing Agreement
related to an Exempted Receivable, under such agreement, all
Advances as to a Mortgage Loan are reimbursed on a “first-in, first-
out” or “FIFO” basis, such that the Advances of a particular type that were disbursed first in time will be reimbursed prior to Advances of the same type with respect to that Mortgage Loan that were disbursed later in time and if it is a Whole Loan Servicing Agreement, provides that all Advances with respect to any Mortgage Loan must be
reimbursed in full at the time the servicing of such Mortgage Loan is transferred out of such Whole Loan Servicing Agreement;

(b)        deleting clause (v) of the definition of “Facility Eligible Servicing
Agreement” in its entirety and replacing it as follows:

(v)    except with respect to a Designated Servicing Agreement related to an Exempted Receivable, the Designated Servicing Agreement includes an express provision for the assignment by the Servicer of its rights to be reimbursed for Advances;

1.3    Article XII of the Existing Base Indenture is hereby amended by adding a new Section 12.6 at the end thereof as follows:
Section 12.6.    Consent of Derivative Counterparty.
Notwithstanding any provision to the contrary herein, the consent of the Derivative Counterparty shall not be required to amend this Indenture unless such amendment shall adversely affect in any material respect the rights of the Derivative Counterparty.

SECTION 2.Amendments to Existing Indenture Supplement. Effective as of the Amendment Effective Date (unless otherwise specified below), the Existing Indenture Supplement is hereby amended as follows:

2.1    Section 2 of the Existing Indenture Supplement is hereby amended by inserting the following new terms thereto:

“Unsecured Senior Notes” means, as of any date of determination, an amount equal to the “unsecured senior notes” as reported on the then current unaudited balance sheet of Nationstar Mortgage Holdings Inc. and its consolidated Subsidiaries.

2.2    Section 2 of the Existing Indenture Supplement is hereby amended by deleting the definition of “Advance Rates” and replacing it as follows (modified text bolded and underlined for review purposes):

“Advance Rates” means, on any date of determination with respect to each Receivable related to any Class of Series 2013‑VF1 Notes, the percentage amount based on the Advance Type of such Receivable as set forth in the table below, subject to amendment by mutual agreement of the Administrative Agent and the Administrator; provided, that

(i)    in the event that the Servicer’s rating (however indicated by S&P, Moody’s or Fitch) assigned by S&P, Moody’s or Fitch is either withdrawn by any of S&P, Moody’s or Fitch, as applicable, or downgraded by S&P, Moody’s or Fitch below any of the following categories: (i) “Average” with respect to the applicable party’s rating as a Residential Subprime Loan Servicer by S&P, (ii) “SQ3” with respect to the applicable party’s rating as a Primary Servicer of Subprime Residential Mortgages by Moody’s, or (iii) “RPS3” with respect to the applicable party’s rating as a Residential Subprime Loan Servicer by Fitch, the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates set forth in the table below prior to such ratings reduction minus 5.00% for so long as such subprime servicer rating is below any of the levels specified above;

(ii)     (x) the Advance Rate for any Receivable related to any Class of Notes shall be zero if such Receivable is not a Facility Eligible Receivable; (y) the Advance Rate for any Non-FIFO Receivable related to any Class of Notes shall be zero if such Receivable is not an Exempted Receivable; and (z) the Advance Rate for any Non-SAF Receivable related to any Class of Notes shall be zero if such Receivable is not an Exempted Receivable;

(iii)    on and after April 18, 2014 but prior to May 18, 2014, (x) if the VFN balance is less than 60% of the Initial VFN Maximum Note Balance, the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates set forth in the table below minus 1.00%, or (y) if the VFN balance is 60% or more of the Initial VFN Maximum Note Balance, the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates set forth in the table below minus 3.00%;

(iv)    on and after May 18, 2014 but prior to June 18, 2014, (x) if the VFN balance is less than 50% of the Initial VFN Maximum Note Balance, the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates set forth in the table below minus 2.00%, or (y) if the VFN balance is 50% or more of the Initial VFN Maximum Note Balance, the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates set forth in the table below minus 6.00%; and

(v)    on and after June 18, 2014, (x) if the VFN balance is less than 40% of the Initial VFN Maximum Note Balance, the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates set forth in the table below minus 3.00%, or (y) if the VFN balance is 40% or more of the Initial VFN Maximum Note Balance, the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates set forth in the table below minus 9.00%.

Class A-VF1
Advance Type / Type of Advance	General	Exempted
Non-Judicial P&I Advances	90%	85%
Judicial P&I Advances	90%	85%
Non-Judicial Deferred Servicing Fees	85%	80%
Judicial Deferred Servicing Fees	85%	80%
Non-Judicial Escrow Advances	90%	85%
Judicial Escrow Advances	90%	85%
Non-Judicial Corporate Advances	90%	85%
Judicial Corporate Advances	90%	85%

2.3    Section 2 of the Existing Indenture Supplement is hereby amended by deleting the table in the definition of “Advance Ratio” and replacing it as follows (modified text bolded and underlined for review purposes):

“Advance Ratio” means, as of any date of determination with respect to any Designated
Servicing Agreement, the ratio (expressed as a percentage), calculated as of the last day of the calendar month immediately preceding the calendar month in which such date occurs, of (i) the Stressed Nonrecoverable Advance Amount of all Mortgage
Loans (other than any Mortgage Loans that generate Receivables that are Loan-Level
Receivables, any Mortgage Loans that generate Receivables that are Second Lien
Receivables, any Mortgage Loans that generate Receivables that are Non-FIFO
Receivables, any Mortgage Loans that generate Receivables that are Non-SAF
Receivables or any Mortgage Loans that are attributable to Small Threshold Servicing
Agreements) serviced pursuant to the related Designated Servicing Agreement on such date over (ii) the aggregate monthly scheduled principal and interest payments for the calendar month immediately preceding the calendar month in which such date occurs with respect to all non-delinquent Mortgage Loans serviced pursuant to the related
Designated Servicing Agreement.
    2.4    Section 2 of the Existing Indenture Supplement is hereby amended by deleting the definition of “ Mortgage Loan-Level Market Value Ratio” and replacing it as follows (modified text bolded and underlined for review purposes):
“Mortgage Loan-Level Market Value Ratio” means, as of any date of determination with respect to a Mortgage Loan or REO Property that is secured by a first lien on the related Mortgaged Property or REO Property, the ratio (expressed as a percentage) of (x) (i) with respect to Section 5(vii)(a) hereof, the aggregate Receivable Balance of all Loan-Level Receivables outstanding with respect to such Mortgage Loan or REO Property on such date or (ii) with respect to Section 5(vii)(b) hereof, the aggregate Receivable Balance of all Receivables outstanding with respect to such Mortgage Loan or REO Property on such date over (y) the Market Value of such Mortgaged Property or REO Property on such date.

2.5    Effective as of July 1, 2013, Section 2 of the Existing Indenture Supplement is hereby amended by deleting the definition of “Financial Covenants” in its entirety and replacing it as follows (modified text bolded and underlined for review purposes):

“Financial Covenants” means the tests set forth below:

(i) Minimum Tangible Net Worth: The Servicer shall maintain Tangible Net Worth of not less than the sum of (i) $350,000,000 plus (ii) (A) the product of (x) two (2) and (y) the aggregate amount of proceeds received by Servicer in connection with an issuance of equity interests in Servicer from and after January 1, 2013 divided by (B) three (3) as of the last day of each calendar quarter.

(ii) Minimum Liquidity: the Servicer shall maintain Liquidity of at least $45,000,000 as of the last Business Day of each calendar month.

(iii) The Servicer’s Total Liabilities to Tangible Net Worth shall be: (i) during the months of July, August and September, 2013, less than or equal 11:1, and (ii) thereafter, less than or equal to 9:1 as of the last day of any calendar quarter.

(iv) Operating Income: Servicer shall show positive pre-tax Operating Income, on a rolling six-month basis.

(v)    The maximum ratio of Unsecured Senior Notes to Tangible Net Worth during the months of July, August and September, 2013, shall be less than or equal to 3:1.

2.6    Section 5 of the Existing Indenture Supplement is hereby amended by (i) deleting the term “or” at the end of clause (ix), (ii) deleting “.” at the end of clause (x) and adding the term “or” at the end thereof; and (iii) adding a new clause (xi) at the end thereof as follows:

(xi) is an Exempted Receivable, to the extent that the related Receivable Balance of such Exempted Receivable, when added to the aggregate Receivable Balances of Exempted Receivable already outstanding with respect to all Mortgage Loans or REO Properties, causes the aggregate Receivable Balances of all Exempted Receivable to exceed (i) from and including October 9, 2013] through December 31, 2013, 20.0% of the aggregate Receivables Balance of all Facility Eligible Receivables, (ii) from and including December 31, 2013 through March 31, 2014, 10.0% of the aggregate Receivables Balance of all Facility Eligible Receivables, and (iii) on and after March 31, 2014, 0% of the aggregate Receivables Balance of all Facility Eligible Receivables.

2.7    Section 13(a) of the Existing Indenture Supplement is hereby amended by deleting the clause “the Derivative Counterparty,” beginning in the fourth line thereof.

2.8    Section 13 of the Existing Indenture Supplement is hereby amended by deleting clause (c) in its entirety.

SECTION 3.Noteholder Consent. The Committed Purchaser hereby consents to this Amendment.

SECTION 4.Derivative Counterparty Consent. The Derivative Counterparty hereby consents to this Amendment.

SECTION 5.No Note Rating Agencies. As of the date hereof, there are no Note Rating Agencies.

SECTION 6.Conditions to Effectiveness of the Amendment. This Amendment shall become effective on the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

6.1    the execution and delivery of this Amendment by all parties hereto; and

6.2    the delivery of an Issuer Tax Opinion.

SECTION 7.Representations and Warranties.  The Issuer hereby represents and warrants to the Indenture Trustee, the Administrative Agent, the Committed Purchaser and the Derivative Counterparty that as of the date hereof, (i) there are no Note Rating Agencies, (ii) the Issuer is in compliance with all the terms and provisions set forth in the Base Indenture and the Indenture Supplement on its part to be observed or performed and remains bound by the terms thereof, and (iii) after giving effect to the terms of this Amendment, no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Base Indenture.

SECTION 8.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 9.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 10.Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 11.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 12.Certain Waivers. The Committed Purchaser hereby waives and instructs the Indenture Trustee to waive each requirement for the delivery of opinions and certificates in connection with this Amendment pursuant to Sections 1.3, 1.4 and 12.3 of the Existing Base Indenture.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Nationstar Servicer Advance Receivables Trust 2013-BofA, as Issuer

By: Nationstar Mortgage LLC, as its Administrator

By: /s/ Amar Patel
Name: Amar Patel
Title: EVP

Nationstar Mortgage LLC, as Administrator and Servicer

By: /s/ Amar Patel
Name: Amar Patel
Title: EVP

Signature Page to Amendment No. 1 to Base Indenture and Amendment No. to Series 2013-VF1 Indenture Supplement

Wells Fargo Bank, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By: /s/ Mark DeFabio
Name: Mark DeFabio
Title: Vice President

Signature Page to Amendment No. 1 to Base Indenture and Amendment No. to Series 2013-VF1 Indenture Supplement

BANK OF AMERICA, N.A., as Administrative Agent and Committed Purchaser

By: /s/ Jing Isabel Liu
Name: Jing Isabel Liu
Title: Vice President

BANK OF AMERICA, N.A., as Derivative Counterparty

By: /s/ James C. Hsu
Name: James C. Hsu
Title: Managing Director

Signature Page to Amendment No. 1 to Base Indenture and Amendment No. to Series 2013-VF1 Indenture Supplement